FOR IMMEDIATE RELEASE	For more information, contact:
Richard Dalton, 303.312.3441
Sue Hermann, 303.312.3488

CoBiz Inc. Reports First Quarter Earnings

DENVER — April 17, 2003 — CoBiz Inc. (Nasdaq: COBZ), a $1.16 billion financial holding company, today reported its net income grew to $2.7 million in the first quarter of 2003, from $2.6 million in the first quarter of 2002, an increase of 3%. Diluted earnings per share for both periods were unchanged at $0.19.

“Our core banking franchise – Colorado Business Bank and Arizona Business Bank – had an excellent quarter, growing deposits and loans at annualized rates of 26% and 15%, respectively, from the first quarter of 2002 to the first quarter of 2003,” said Steven Bangert, chairman and CEO, CoBiz Inc. “These strong operating results were partially offset by a 20% reduction in non-interest income, primarily caused by a decrease of 64%, or $319,000, from our investment banking activities. However, in light of the challenges posed by the current economic situation, I am pleased with our performance and remain confident we can accomplish double-digit asset and revenue growth for the year, barring any significant unforeseen economic events.”

According to Bangert, the instability in the economy may have helped to grow deposits. “Our banking customers are not only interested in maintaining their liquidity but are also leery of the continuing volatility of the markets, making our more traditional treasury management and deposit products very attractive.

“Our loan growth can largely be attributed to our ability to continue to gain market share. Clearly, the banks have experienced a slowing in loan production as customers have grown more hesitant to take out loans or draw on lines of credit to fund new projects or business expansions. At the same time, we continue to pursue only high quality credits and have become more conservative in terms of the types of deals we’re willing to book. Safeguarding our asset quality is more important than growth for growth’s sake.

“This strategy is paying off. Unlike many others in the industry, our asset quality remains solid. Non-performing loans and leases as a percentage of total loans and leases were 0.37% for the first quarter of 2003, up only slightly from 0.31% for the fourth quarter of 2002 but significantly below industry averages. It is, in fact, well below where we were at the end of the first quarter of 2002, 0.50%.

CoBiz Earnings, 1Q2003

First add

“Our net interest margin increased slightly – up four basis points to 4.47% – during the first quarter of 2003 as compared to the quarter that ended December 31, 2002. We continue to aggressively manage our net interest margin, and are confident we can maintain a healthy margin barring any movements by the Fed to further cut rates.

“The Arizona market continues to perform well, and we were very pleased with the performance of our Arizona banks, which grew deposits and loans by annualized rates of 80.1% and 43.7%, respectively, from the first quarter of 2002. This level of success carried through to our two newest Arizona banks, which began operations out of Arizona Business Bank-Phoenix in the third quarter of 2002. Arizona Business Bank-Tempe, which opened in November 2002, concluded the first quarter of 2003 with $6.2 million in loans and $31.5 million in deposits. Arizona Business Bank-Scottsdale, which opened in March of this year, finished the first quarter of 2003 with $14.6 million in loans and $3.5 million in deposits.

“The Colorado market was slower to go into the recession, and we expect it will be slower to come out of it. However, our Colorado banks continue to do well, growing deposits and loans by annualized rates of 7.9% and 11.0%, respectively, from the first quarter of 2002. Colorado Business Bank-Northeast, which began operations out of CBB-Denver in the third quarter of 2002, is also doing well. The bank, which is scheduled to open its location in the second half of 2003, ended the first quarter of 2003 with $6.6 million in loans and $10.8 million in deposits.”

The company’s non-interest income for the first quarter of 2003 was $465,000 less then the first quarter of 2002. The majority of this decrease resulted from the drop in the company’s investment banking activities. Also contributing was a $225,000 decrease in income from operating leases, which the company ceased originating in mid-2001. The 2002 first quarter results included two non-recurring gains, a loan recovery and income from a warrant position, totaling $251,000. The decrease in non-interest income was partially offset by increased revenues from the company’s insurance operations, which grew 74%, or $220,000, over the first quarter of 2002.

CoBiz Earnings, 1Q2003

Third add

Green Manning & Bunch (GMB), the company’s investment banking subsidiary, has been impacted by the continuing weakness in the economy. “We are pleased with the pipeline of deals we currently have, but frustrated with the timing of these transactions,” said Bangert. “Although no transactions closed during the first quarter of this year, we’ve seen an 80% increase in the number of deals on which we’ve been engaged, growing to nine engagements at the end of the first quarter of 2003 from five at the end of the first quarter of 2002.

“It is difficult to predict when or if these deals will close. Two are scheduled to close in the second quarter of this year, and we anticipate additional engagements as we move through the year. If the majority of the deals on which we’ve currently been engaged were to close this year, we would expect our investment banking operations to be profitable for 2003. We are still satisfied with Green Manning & Bunch and the quality of the people on board there, and we are optimistic about the potential for future revenue generation.

“Unlike GMB, the company’s insurance subsidiaries are benefiting from the current economic situation, with the rise in premiums for property, casualty and health insurance. CoBiz Insurance and CoBiz Connect have also profited from the introduction of the insurance products to the customers of Colorado Business Bank and Arizona Business Bank. In fact, since joining the company two years ago, CoBiz Insurance has grown its revenues on an annualized basis by 124%, or $874,000.”

In April 2003, the company completed its acquisition of Alexander Capital Management Group (ACMG), an SEC-registered investment management firm that manages stock and bond portfolios for individuals and institutions. ACMG, which had assets under management of $225 million at the end of the first quarter, is expected to be neutral to the company’s earnings in 2003. “Although ACMG’s results are not included in our first quarter results, we are very optimistic about the acquisition and anticipate solid results from them in the future,” said Bangert.

Earlier this week, the company announced it had acquired Financial Designs Ltd. (FDL), a leading provider of wealth transfer and employee benefit services for individuals and companies in the Rocky Mountain region. FDL, which provides consulting services to more than 280 companies and individuals, will continue to operate under its current name and management team. FDL had revenues of $5.2 million in 2002 and is ahead of that pace for 2003. The transaction is expected to be slightly accretive to earnings in 2003. “We believe the acquisition of FDL will greatly supplement the services we’re able to provide while introducing their customers to our impressive array of financial products and services,” said Bangert.

CoBiz Earnings, 1Q2003

Fourth add

In conjunction with this earnings release, you are invited to take part in a conference call to be broadcast live on Monday, April 21, 2003 at 11 a.m. Eastern Time with Steven Bangert, chairman and CEO, CoBiz Inc. The call can be accessed over the Internet at http://www.firstcallevents.com/service/ajwz378622302gf12.html or by telephone by calling 1-800-867-4593.

CoBiz Inc. (www.cobizbank.com) is a $1.16 billion financial holding company headquartered in Denver. The company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services to a targeted customer base of professionals and small to medium-sized businesses. CoBiz also offers trust and fiduciary services through CoBiz Private Asset Management; employee benefits consulting and brokerage services through CoBiz Connect; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; and the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group. The company recently announced the acquisition of Financial Designs Ltd., a leading provider of wealth transfer and employee benefit services for individuals and companies in the Rocky Mountain region.

The discussion in this press release contains forward-looking statements. Although the Company believes that the expectations reflected in the forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company’s operations, financial performance and other factors, as discussed in the Company’s filings with the Securities and Exchange Commission. These risks include the impact of interest rates and other general economic conditions, loan and lease losses, risks related to the execution of the Company’s growth strategy, the possible loss of key personnel, factors that could affect the Company’s ability to compete in its market areas, changes in regulations and government policies and other factors discussed in the Company’s filings with the Securities and Exchange Commission.

CoBiz Inc.

March 31, 2003

(UNAUDITED)

(Dollars in thousands, except per share amounts)

	QUARTER ENDED
	Mar-03	Mar-02

INCOME STATEMENT DATA
INTEREST INCOME	$15,708	$14,705
INTEREST EXPENSE	3,784	4,717
NET INTEREST INCOME	11,924	9,988
PROVISION FOR LOAN & LEASE LOSSES	418	588
NET INTEREST INCOME AFTER PROVISION FOR LOAN & LEASE LOSSES
	11,506	9,400
NONINTEREST INCOME	1,905	2,370
NONINTEREST EXPENSE	9,255	7,591
INCOME BEFORE INCOME TAXES	4,156	4,179
PROVISION FOR INCOME TAXES	1,501	1,608
NET INCOME	$2,655	$2,571

EARNINGS PER COMMON SHARE
BASIC	$0.20	$0.20
DILUTED	$0.19	$0.19
WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	13,282	13,139
DILUTED	13,762	13,772

COMMON SHARES OUTSTANDING AT PERIOD END	13,306	13,152
BOOK VALUE PER SHARE - COMMON	$6.30	$5.49

PERIOD END BALANCES
TOTAL ASSETS	$1,159,250	$956,149
LOANS & LEASES (NET)	806,883	703,574
DEPOSITS	888,718	704,301
REDEEMABLE PREFERRED STOCK & SHAREHOLDERS' EQUITY	103,694	92,256
COMMON SHAREHOLDERS' EQUITY	83,812	72,256
INTEREST-EARNING ASSETS	1,095,269	905,929
INTEREST-BEARING LIABILITIES	810,469	712,528

BALANCE SHEET AVERAGES
AVERAGE ASSETS	$1,136,486	$949,788
AVERAGE LOANS & LEASES (NET)	798,635	688,630
AVERAGE DEPOSITS	857,763	682,548
AVERAGE REDEEMABLE PREFERRED STOCK & SHAREHOLDERS' EQUITY	102,871	91,391
AVERAGE COMMON SHAREHOLDERS' EQUITY	82,872	71,391
AVERAGE INTEREST-EARNING ASSETS	1,081,221	899,957
AVERAGE INTEREST-BEARING LIABILITIES	822,665	712,051

CoBiz Inc.

March 31, 2003

(UNAUDITED)

(Dollars in thousands, except per share amounts)

	QUARTER ENDED
	Mar-03	Mar-02
NON-PERFORMING ASSETS
NON-PERFORMING LOANS & LEASES:
LOANS & LEASES 90 DAYS OR MORE PAST DUE & STILL ACCRUING INTEREST	$227	$—
NONACCRUAL LOANS & LEASES	2,824	3,593
TOTAL NON-PERFORMING LOANS & LEASES	$3,051	$3,593

CHANGES IN ALLOWANCE FOR LOAN & LEASE LOSSES
BEGINNING BALANCE	$10,388	$8,872
PROVISION FOR LOAN & LEASE LOSSES	418	588
LOANS & LEASES (CHARGED-OFF) / RECOVERED	(20)	(143)
ENDING BALANCE	$10,786	$9,317

PROFITABILITY MEASURES AS REPORTED:
NET INTEREST MARGIN	4.47%	4.50%
EFFICIENCY RATIO	67.26%	61.04%
RETURN ON AVERAGE ASSETS	0.95%	1.10%
RETURN ON AVERAGE COMMON SHAREHOLDERS' EQUITY	12.99%	14.61%
NONINTEREST INCOME AS A PERCENTAGE OF OPERATING REVENUES	13.77%	19.18%

ASSET QUALITY MEASURES:
NONPERFORMING ASSETS TO TOTAL ASSETS	0.26%	0.38%
NONPERFORMING LOANS & LEASES TO TOTAL LOANS & LEASES	0.37%	0.50%
ALLOWANCE FOR LOAN & LEASE LOSSES TO TOTAL LOANS & LEASES	1.32%	1.31%
ALLOWANCE FOR LOAN & LEASE LOSSES TO NONPERFORMING LOANS & LEASES	353.52%	259.31%

CoBiz Inc.

March 31, 2003

(UNAUDITED)

(Dollars in thousands)

	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Other Fee Based Services	Corporate Support and Other	Consolidated

Net interest income
Quarter ended March 31, 2003	$9,948	$2,329	$2	$6	$(361)	$11,924
Quarter ended December 31, 2002	10,235	1,730	5	9	(268)	11,711
Annualized quarterly growth	(11.4)%	140.4%	(243.3)%	(135.2)%	140.7%	7.4%

Quarter ended March 31, 2002	$8,613	$1,094	$3	$6	$272	$9,988
Annual growth	15.5%	112.9%	(33.3)%	.0%	(232.7)%	19.4%

Noninterest income
Quarter ended March 31, 2003	$717	$138	$186	$720	$144	$1,905
Quarter ended December 31, 2002	761	113	519	637	141	2,171
Annualized quarterly growth	(23.4)%	89.7%	(260.2)%	52.8%	8.6%	(49.7)%

Quarter ended March 31, 2002	$941	$96	$501	$458	$374	$2,370
Annual growth	(23.8)%	43.8%	(62.9)%	57.2%	(61.5)%	(19.6)%

Net income before management fees and overhead allocations
Quarter ended March 31, 2003	$4,872	$675	$(399)	$71	$(2,564)	$2,655
Quarter ended December 31, 2002	4,966	332	(134)	(4)	(2,377)	2,783
Annualized quarterly growth	(7.7)%	419.0%	(802.0)%	7,604.2%	(31.9)%	(18.7)%

Quarter ended March 31, 2002	$4,349	$168	$(126)	$(36)	$(1,784)	$2,571
Annual growth	12.0%	301.8%	(216.7)%	297.2%	(43.7)%	3.3%

	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Other Fee Based Services	Corporate Support and Other	Consolidated
Total loans and leases
At March 31, 2003	$657,422	$155,892	$—	$—	$4,355	$817,669
At December 31, 2002	643,398	149,656	—	—	5,815	798,869
Annualized quarterly growth	8.8%	16.9%	—	—	(101.8)%	9.5%

At March 31, 2002	$592,351	$108,457	$—	$—	$12,083	$712,891
Annual growth	11.0%	43.7%	—	—	(64.0)%	14.7%

2003 average yield or cost	5.9%	6.6%	—	—	8.6%	6.0%

Total deposits and customer repurchase agreements
At March 31, 2003	$838,098	$178,989	$—	$470	$—	$1,017,557
At December 31, 2002	822,131	149,461	—	890	—	972,482
Annualized quarterly growth	7.9%	80.1%	—	(191.4)%	—	18.8%

At March 31, 2002	$666,205	$119,515	$—	$758	$—	$786,478
Annual growth	25.8%	49.8%	—	(38.0)%	—	29.4%

2003 average yield or cost	1.1%	1.8%	—	0.1%	—	1.3%

CoBiz Inc.

March 31, 2003

(UNAUDITED)

(Dollars in thousands)

	Three months ended March 31,
			Increase (decrease)
	2003	2002	Amount	%
Noninterest income:
Deposit service charges	$611	$530	$81	15%
Operating lease income	36	261	(225)	(86)%
Other loan fees	159	165	(6)	(4)%
Trust income	198	160	38	24%
Insurance revenue	516	296	220	74%
Investment banking revenue	182	501	(319)	(64)%
Other income	138	421	(283)	(67)%
Gain on sale of other assets	65	36	29	82%
Total noninterest income	$1,905	$2,370	$(465)	(20)%

	Three months ended March 31,
			Increase (decrease)
	2003	2002	Amount	%
Noninterest expenses:
Salaries and employee benefits	$5,743	$4,470	$1,273	28%
Occupancy expenses, premises and equipment	1,739	1,380	359	26%
Depreciation on leases	43	219	(176)	(80)%
Amortization of intangibles	46	35	11	31%
Other operating expenses	1,687	1,490	197	13%
Total other expense	$9,258	$7,594	$1,664	22%

	March 31, 2003		December 31, 2002		March 31, 2002
		% of Portfolio		% of Portfolio		% of Portfolio
	Amount		Amount		Amount
Total Loans and Leases:
Commercial	$255,168	31.6%	$254,389	32.3%	$226,486	32.2%
Real estate — mortgage	371,781	46.1%	366,841	46.5%	$4,940	45.9%
Real estate — construction	126,486	15.7%	114,753	14.6%	$11,733	15.5%
Consumer	52,019	6.4%	50,853	6.4%	$1,166	5.4%
Municipal leases	7,860	1.0%	6,219.8%		$1,641.6%
Small business leases	4,355.5%		5,814.7%		$(1,459)	1.7%
Loans and leases	$817,669	101.3%	$798,869	101.3%	$18,800	101.3%
Less allowance for loan and lease losses	(10,786)	(1.3)%	(10,388)	(1.3)%	(9,317)	(1.3% )
Net loans and leases	$806,883	100.0%	$788,481	100.0%	$703,574	100.0%

Total Deposits and Customer Repurchase Agreements
NOW and money market accounts	$292,739	28.8%	$305,954	31.5%	$256,953	32.7%
Savings	8,291.8%		6,950.7%		7,190.9%
Certificates of deposit under $100,000	136,260	13.4%	117,155	12.0%	107,989	13.7%
Certificates of deposit $100,000 and over	191,099	18.8%	213,919	22.0%	166,437	21.2%
Total interest-bearing deposits	$628,389	61.8%	$643,978	66.2%	$538,569	68.5%
Noninterest-bearing demand deposits	260,329	25.6%	212,987	21.9%	165,732	21.1%
Customer repurchase agreements	128,839	12.6%	115,517	11.9%	82,177	10.4%
Total deposits and customer repurchase agreements	$1,017,557	100.0%	$972,482	100.0%	$786,478	100.0%